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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 14, 2004


                                GB HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


              Delaware               33-69716              75-2502293
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     (State or other juris-       (Commission           (IRS Employer
    diction of incorporation)     File Number)      Identification Number)


                            c/o Sands Hotel & Casino
                   Indiana Avenue and Brighton Park, 9th Floor
                         Atlantic City, New Jersey 08401
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               (Address of principal executive office) (Zip Code)


        Registrant's telephone number including area code: (609) 441-4633


                                 Not Applicable
                             -----------------------
         (Former name and former address, as changed since last report)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 14, 2004, GB Holdings, Inc. (the "Company") which through its wholly-owned subsidiary Greate Bay Hotel & Casino, Inc., owns and operates The Sands Hotel and Casino in Atlantic City, set a new record date of July 22, 2004 for the distribution to the stockholders of record of the Company, on a pro rata basis, of either (a) an aggregate of 2,750,000 shares of common stock of Atlantic Holdings, representing 27.5% of the outstanding common stock of Atlantic Holdings on a fully diluted basis, which is equivalent to a dividend of ..275 shares of common stock of Atlantic Holdings for every 1 share of common stock of the Company or (b) 10,000,000 warrants, which under certain conditions will allow the holders thereof to purchase an aggregate of 2,750,000 shares of common stock of Atlantic Holdings, at a purchase price of $.01 per share, representing 27.5% of the outstanding common stock of Atlantic Holdings on a fully diluted basis, which is equivalent to a dividend of 1 warrant to purchase ..275 shares of common stock of Atlantic Holdings for every 1 share of common stock of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:

99.1     Press Release, dated July 14, 2004.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GB HOLDINGS, INC.

Dated: July 14, 2004                  By: /s/ Patricia M. Wild
                                          -----------------------------------
                                      Name:   Patricia M. Wild
                                      Title:  Vice President, General Counsel
                                              and Secretary